Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 138 to Registration Statement No. 033-15983 on Form N-1A of our reports dated June 11, 2019 relating to the financial statements and financial highlights of Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Stock Fund, and Fidelity Small Cap Discovery Fund, our reports dated June 17, 2019 relating to the financial statements and financial highlights of Fidelity Large Cap Stock K6 Fund and Fidelity Small Cap Stock K6 Fund, and our report dated June 18, 2019 relating to the financial statements and financial highlights of Fidelity Series Small Cap Discovery Fund, each a fund of Fidelity Concord Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Concord Street Trust for the period or year ended April 30, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 20, 2019